EXHIBIT 16(2)

                     LETTERHEAD OF COOPERS & LYBRAND L.L.P.



May 23, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by FRC Racing Products, Inc. (copy attached), which we understand will be filed with Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 23, 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s Coopers and Lybrand L.L.P.

Coopers & Lybrand L.L.P.